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                                                                    Exhibit 3.95

                               AGREEMENT OF MERGER

     This Agreement of Merger is made and entered into as of August 17, 1995 ("Merger Agreement"), between Troll Technology Corporation, a California corporation ("Company"), and TTC Acquisition Company, a California corporation ("Sub" or the "Surviving Corporation;" Company and Sub being hereinafter collectively referred to as the "Constituent Corporations").

     INTENDING TO BE LEGALLY BOUND, and in consideration of the premises and mutual covenants and agreements contained herein, the Constituent Corporations hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1    Merger of Company With and Into Sub.

            (a) Agreement to Acquire Company. Upon the terms and subject to the conditions of this Merger Agreement and an Agreement and Plan of Merger, dated as of June 30, 1995 (the "Agreement"), among Jefferson Partners Capital Corporation, a Canadian corporation and the owner of all the outstanding shares of common stock of Sub ("Parent"), Company, the shareholders of Company and Sub, Company shall be acquired by Parent through a merger (the "Merger") of Company with and into Sub.

            (b) Effective Date. The Merger shall become effective upon the filing of this Merger Agreement and officers' certificates of each Constituent Corporation with the Secretary of State of the State of California pursuant to
Section 1103 of the California General Corporation Law (the "GCL"). The date and time of such filing is hereinafter referred to as the "Effective Date."

            (c) Surviving Corporation. At the Effective Date, Company shall be merged with and into Sub and the separate corporate existence of Company shall thereupon cease. Sub shall be the surviving corporation in the Merger.

     1.2    Effect of the Merger; Additional Actions.

            (a) Effects. The Merger shall have the effects set forth in Section 1107 of the GCL. Without limiting such effects, the Surviving Corporation shall have the name "Troll Technology Corporation" and shall have all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, tangible and intangible, and all debts due on whatever account, and all other choses in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be vested in the Surviving Corporation without further act or deed. Subject to the provisions of this Agreement, the Surviving Corporation shall thereafter be responsible and liable for all liabilities and obligations of each of the Constituent Corporations; and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if such Merger had not taken

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place or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the assets and properties of either of the Constituent Corporations shall be impaired by the Merger.

            (b) Additional Actions. If, at any time after the Effective Date, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable (i) to vest, perfect or confirm of record or otherwise in the Surviving Corporations its rights, title or interest in, to or under any of the rights, properties or assets of either Constituent Corporation acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or (ii) to otherwise carry out the purposes of this Merger Agreement, each Constituent Corporation and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, bills of sale, assignments and assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Merger Agreement; and the officers and directors of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take any and all such actions.

                                   ARTICLE II

                      ARTICLES OF INCORPORATION, BYLAWS AND
               DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

     2.1    Amendment of Company's Articles of Incorporation.

            (a) Authorized Stock at Merger. At the Effective Date, Article I of the Articles of Incorporation of Sub shall be amended in its entirety to read as follows:

         "The name of this corporation is Troll Technology Corporation"

            (b) Articles of Incorporation of Surviving Corporation. The Articles of Incorporation of Sub in effect immediately prior to the Effective Date, as amended as provided in Section 2.1(a), shall be the Articles of Incorporation of the Surviving Corporation unless and until amended or repealed as provided by applicable law and such Articles of Incorporation.

     2.2 Bylaws of the Surviving Corporation. The Bylaws of Sub in effect immediately prior to the Effective Date shall be the Bylaws of the Surviving Corporation unless and until amended or repealed as provided by applicable law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

     2.3 Officers and Directors of Surviving Corporation. The directors of Sub immediately prior to the Effective Date shall be the directors of the Surviving Corporation, and the officers of Company immediately prior to the Effective Date shall be the officers of the Surviving Corporation, in each case until their successors shall have been elected, qualified or until otherwise provided by law.


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                                  ARTICLE III

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     3.1 Effect on Capital Stock. As of the Effective Date, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Sub or Company:

            (a) Capital Stock of Sub. All issued and outstanding shares of capital stock of Sub shall continue to be issued and outstanding and shall be converted into 1,000 shares of Common Stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

            (b) Cancellation of Company Stock. All shares of common stock, without par value, of Company ("Corporation Common Stock") that are owned directly or indirectly by Company or by any Subsidiary of Company and any shares of Corporation Common Stock that are owned by Parent, Sub or any other Subsidiary of Parent shall be cancelled and retired, and no stock of Parent or other consideration shall be delivered in exchange therefor and all rights in respect thereof shall cease to exist without any conversion thereof or payment therefor. In this Merger Agreement, a "Subsidiary" of a Person means, at any time, any corporation or other Person, if at such time the first mentioned Person owns, directly or indirectly, securities or other ownership interests in such corporation or other Person, having ordinary voting power to elect a majority of the board of directors or persons performing similar functions for such corporation or other Person. In this Merger Agreement, a "Person" means an individual, partnership, corporation, trust, unincorporated association, limited liability company, joint venture or other entity or governmental body, authority, agency or entity.

            (c) Conversion of Corporation Common Stock. At the Effective Date, all the issued and outstanding shares of Corporation Common Stock (other than shares to be cancelled pursuant to Section 3.1(b) and shares, if any, held by persons exercising dissenters' rights in accordance with Chapter 13 of the GCL ("Dissenting Shares")), automatically and without any action on the part of the holders thereof, shall cease to be outstanding and shall be converted into the right to receive in the aggregate after the Effective Date on a pro rata basis,
(i) an amount in cash equal to $854,370.56 (or approximately $3,666 per share of Corporation Common Stock); (ii) 475,000 Common Shares in the capital of Parent ("Common Shares") (approximately 2,038 Common Shares per share of Corporation Common Stock); and (III) Warrants to purchase 500,000 Common Shares ("Warrants") (Warrants to purchase approximately 2,145 Common Shares per share of Corporation Common Stock).

All such shares of Corporation Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the consideration provided in this Section 3.1(c) to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with the Agreement, without interest.

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            (d) Dissenters' Rights. If holders of Corporation Common Stock are entitled to dissenters' rights in connection with the Merger under Chapter 13 of the GCL, any Dissenting Shares shall not be converted into the right to receive cash. Common Shares and Warrants as provided in Section 3.1(c), but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Share pursuant to the laws of the State of California.

            (e) Fractional Shares. No certificate or scrip representing fractional Common Shares or Warrants shall be issued upon the surrender for exchange of certificates representing Corporation Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to enjoy any other rights of a shareholder of Parent.

     3.2 No Further Ownership Rights in Corporation Common Stock. All cash paid and Common Shares and Warrants issued upon the surrender for exchange of shares of Corporation Common Stock in accordance with the terms hereof (including any cash paid pursuant to Sections 3.1(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Corporation Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Date which may have been declared or made by Company on such shares of Corporation Common Stock in accordance with the terms of this Merger Agreement and the Agreement or prior to the date hereof and which remain unpaid at the Effective Date, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation or its transfer agent of the shares of Corporation Common Stock which were outstanding immediately prior to the Effective Date. If, after the Effective Date, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article III.

                                   ARTICLE IV

                                   TERMINATION

     4.1 Termination by Mutual Agreement. Notwithstanding the approval of this Merger Agreement by the shareholders of Company and Sub, this Merger Agreement may be terminated at any time prior to the Effective Date by mutual agreement of the Boards of Directors of Company and Sub.

     4.2 Termination of Agreement and Plan of Merger. Notwithstanding the approval of this Merger Agreement by the shareholders of Company and Sub, this Merger Agreement shall terminate forthwith in the event that the Agreement shall be terminated as therein provided.

     4.3 Effects of Termination. In the event of the termination of this Merger Agreement, this Merger Agreement shall forthwith become void and there shall be no liability on the part of either Company or Sub or their respective officers or directors, except as otherwise provided in the Agreement.

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                                    ARTICLE V

                               GENERAL PROVISIONS

    5.1 Amendment. This Merger Agreement may be amended by the parties hereto any time before or after approval hereof by the shareholders of Company and Sub, but, after such approval, no amendment shall be made which by law requires the further approval of such shareholders without obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     5.2 Counterparts. This Merger Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

     5.3 Interpretation. The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

     5.4 Miscellaneous. This Merger Agreement, (a) together with the Agreement, constitutes the entire agreement of the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; and
(c) shall be governed in all respects, including as to validity, interpretation and effect, by the laws of the State of California (without giving effect to the provisions thereof relating to conflicts of law).

     5.5 Parties in Interest. This Merger Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Merger Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Merger Agreement.

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     IN WITNESS WHEREOF, the parties have each caused this Merger Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                        TTC ACQUISITION COMPANY



                                        By: /s/ Gary B. Rubinoff
                                           -------------------------------------
                                           Name:  Gary Rubinoff
                                           Title: President



 /s/ Gary B. Rubinoff
--------------------------------------
          Secretary


                                        TROLL TECHNOLOGY CORPORATION


                                        By: /s/ Tom Storli
                                            ------------------------------------
                                            Name:  Tom J. Storli
                                            Title: President




 /s/ Jeffery Hopkins
--------------------------------------
           Secretary

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                             CERTIFICATE OF APPROVAL
                                       OF
                               AGREEMENT OF MERGER

     The undersigned hereby certify as follows:

     1. They are the President and Secretary, respectively, of Troll Technology Corporation, a California corporation (the "Corporation").

     2. The Agreement of Merger in the form attached was duly approved by the board of directors and shareholders of Corporation.

     3. The shareholder approval was effected by an action by unanimous written consent without a meeting by the holders of outstanding shares of Corporation having an aggregate number of votes which equaled or exceeded the number of votes required for approval of the Agreement of Merger.

     4. Corporation has only one class of shares outstanding and entitled to vote, and the number of shares outstanding is 233. The percentage vote of such class required to approve such Agreement of Merger is 50 plus one vote.


                                       /s/ Tom Storli
                                       -----------------------------------------
                                               Tom J. Storli, President


                                       /s/ Jeffery Hopkins
                                       -----------------------------------------
                                               Jeffery G. Hopkins, Secretary

                  The undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

                  Executed at Valencia, California, on August 17, 1995



                                       /s/ Tom Storli
                                       -----------------------------------------
                                               Tom J. Storli, President


                                       /s/ Jeffery Hopkins
                                       -----------------------------------------
                                               Jeffery G. Hopkins, Secretary

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                             CERTIFICATE OF APPROVAL
                                       OF
                               AGREEMENT OF MERGER

     The undersigned hereby certifies as follows:

     5. He is the President and Secretary of TTC Acquisition Company, a California corporation (the "Corporation").

     6. The Agreement of Merger in the form attached was duly approved by the board of directors and shareholders of the Corporation.

     7. The shareholder approval was by the holder of one hundred percent (100%) of the outstanding shares of the Corporation.

     8. The Corporation has only one class of shares and the number of shares outstanding if 1,000.

     9. No vote of the shareholders of Jefferson Partners Capital Corporation, the parent corporation of the Corporation, was required to approve the Agreement of Merger.


                                       /s/ Gary B. Rubinoff
                                       -----------------------------------------
                                               Gary Rubinoff, President


                                       /s/ Gary B. Rubinoff
                                       -----------------------------------------
                                               Gary Rubinoff, Secretary

                  The undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

                  Executed at Toronto, Ontario, Canada, on August 9, 1995


                                       /s/ Gary B. Rubinoff
                                       -----------------------------------------
                                               Gary Rubinoff, President


                                       /s/ Gary B. Rubinoff
                                       -----------------------------------------
                                               Gary Rubinoff, Secretary

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                            ARTICLES OF INCORPORATION

                                       OF

                             TTC ACQUISITION COMPANY


                                   ARTICLE VI

     The name of this corporation is: TTC ACQUISITION COMPANY.

                                  ARTICLE VII

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE VIII

     The name and complete business address in the State of California of this corporation's initial agent for service of process is:

                              CT Corporation System

                                   ARTICLE IX

     This corporation is authorized to issue only one class of shares of stock which shall be designated common stock; and the total number of shares which this corporation is authorized to issue is 1000 Shares.

                                   ARTICLE X

     (a) The liability of directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     (b) This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, to the fullest extent permissible under California law.

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     (c) Any amendment, repeal or modification of any provision of this Article
V shall not adversely affect any right or protection of an agent of this corporation existing at the time of such amendment, repeal or modification.



Dated:  June 28, 1995                  /s/ Deborah A. Moore
                                       -----------------------------------------
                                       Deborah Abernathy Moore, Incorporator